U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

----------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2005

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

P.O. Box 95012, 8726 Barnard Street, Vancouver, B.C., Canada	V6P 6A6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 274 8004

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. (OTCBB:CFPC) announced in a News Release dated February 7, 2005, that it will participate in the Specialty Coffee Association of America ("SCAA") 17th annual Conference and Exhibition to be held in Seattle, Washington, from April 15-18, 2005. This annual show attracts about 8,000 to 10,000 attendees from all aspects of the coffee industry. Coffee Pacifica's farmer-shareholders will be at booth 2627 to showcase their premium quality Papua New Guinea green coffee beans.

Mr. Jon Yogiyo, Vice Chairman of Coffee Pacifica, stated that: "We invite all attendees to meet our farmers and find out how we are assisting them in improving the quality of their lives, sustain their farms and the environment, and provide education for the their children. These farmers have incorporated coffee into their subsistence farming and their production methods are environmentally friendly and organically sound."

On February 1, 2005, Coffee Pacifica officially opened its head office in Las Vegas, Nevada, to provide pre-and post-sales customer support. The telephone contact is (702) 990 0801.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date: __February 21, 2005                                 /s/ Shailen Singh

                                                                                Shailen Singh, President & CEO